EXHIBIT 2

                                    BYLAWS
                                    ------
                                    BY-LAWS

                                       OF

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                            (A MARYLAND CORPORATION)


                                   ARTICLE I
                                   ---------
               NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL
               -------------------------------------------------

Section 1.1.  Name.  The name of the Corporation is Principal Preservation
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Portfolios, Inc.

Section 1.2.  Principal Offices.  The principal office of the Corporation in the
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State of Maryland shall be located in Baltimore, Maryland.  The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

Section 1.3.  Seal.  The corporate seal of the Corporation shall be circular in
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form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                   ARTICLE II
                                   ----------
                                  STOCKHOLDERS
                                  ------------

Section 2.1.  Place of Meetings.  All meetings of the Stockholders shall be held
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at such place within or outside the State of Maryland as the Board of Directors may determine.

Section 2.2.  Annual Meeting.  The annual meeting of the Stockholders of the
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Corporation shall be held in May of each year on a date and at a time to be fixed from time to time by the Board of Directors. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice except as otherwise provided by statute or by the Articles of Incorporation or these By-Laws.

Section 2.3.  Special Meetings.  Special meetings of the Stockholders for any
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purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by resolution of the Board of Directors or by the President. Special meetings of the stockholders shall be called by the Secretary upon the written request of Stockholders entitled to vote not less than 25% of all the votes entitled to be cast at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Stockholders. No special meeting shall be called upon the request of Stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the Stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

Section 2.4.  Notice of Meetings.  The Secretary shall cause notice of the
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place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be served, either personally or by mail, not less than 10 nor more than 90 days before the date of the meeting, to each Stockholder entitled to vote at such meeting. If mailed (1) such notice shall be directed to a Stockholder at his address as it shall appear on the books of the Corporation (unless he shall have filed with the Transfer Agent of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request) and (2) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first class postage thereon prepaid. Irregularities in the notice or in the giving thereof, as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of the Stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

     Notice of any Stockholders' meeting need not be given to any Stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any Stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a Stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting.

Section 2.5.  Quorum.  The presence at any Stockholders' meeting, in person or
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by proxy, of Stockholders entitled to cast one third of the votes shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no Stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as Secretary of such meeting may adjourn the meeting sine die or from time to time without further notice to a date not more
        ---- ---
than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 2.6.  Voting.  At each Stockholders' meeting, each Stockholder entitled
------------  -------
to vote shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 6.3 of Article VI hereof. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the Investment Company Act of 1940, as amended from time to time, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

Section 2.7.  Stockholders Entitled to Vote.  If the Board of Directors sets a
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record date for the determination of Stockholders entitled to notice of or to vote at any Stockholders' meeting in accordance with Section 6.3 of Article VI hereof, each Stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all Stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

Section 2.8.  Proxies.  The right to vote by proxy shall exist only if the
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instrument authorizing such proxy to act shall have been signed by the
Stockholder or by his duly authorized attorney. Unless a proxy provides otherwise, it is not valid more than eleven months after its date. Proxies shall be delivered prior to the meeting to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.


                                  ARTICLE III
                                  -----------
                               BOARD OF DIRECTORS
                               ------------------

Section 3.1.  Powers.  Except as otherwise provided by law, by the Articles of
-----------   -------
Incorporation or by these By-Laws, the business and affairs of the Corporation shall be managed under the direction of and all the powers of the Corporation shall be exercised by or under authority of its Board of Directors.

Section 3.2.  Number and Term.  The Board of Directors shall consist of not
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fewer than three nor more than twelve Directors, as specified by a resolution of a majority of the entire Board of Directors, provided that at least a majority of the entire Board of Directors shall be persons who are not interested persons of the Corporation as defined in the Investment Company Act of 1940. Each Director (whenever selected) shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

Section 3.3.  Election.  At the first annual meeting of Stockholders and at each
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annual meeting thereafter, Directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon.

Section 3.4.  Vacancies and Newly Created Directorships.  If any vacancies shall
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occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the Stockholders) may be filled by a majority of the Directors then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors; provided, however, that immediately after filling such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the Stockholders of the Corporation. In the event that at any time, other than the time preceding the first annual stockholders' meeting, less than a majority of the Directors of the Corporation holding office at that time were elected by the Stockholders, a meeting of the Stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors, unless the Securities and Exchange Commission or any court of competent jurisdiction shall by order extend such period.

Section 3.5.  Removal.  At any meeting of Stockholders duly called and at which
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a quorum is present, the Stockholders may, by the affirmative votes of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors.

Section 3.6.  Annual and Regular Meetings.  The annual meeting of the Board of
-----------   ----------------------------
Directors for choosing officers and transacting other proper business shall be held immediately after the annual Stockholders' meeting at the place of such meeting. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of Maryland. Notice of such annual and regular meetings need not be in writing, provided that written notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided in Section 7 of this
Article III for notice of special meetings. Except as provided by the Investment Company Act of 1940, members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 3.7.  Special Meetings.  Special meetings of the Board of Directors may
-----------   ----------------
be held at any time or place and for any purpose when called by the Chairman of the Board or by a majority of the Directors. Notice of special meetings, stating the time and place, shall be (1) mailed to each Director at his residence or regular place of business at least five days before the day on which a special meeting is to be held or (2) delivered to him personally or transmitted to him by telegraph, cable or wireless at least one day before the meeting.

Section 3.8.  Waiver of Notice.  No notice of any meeting need be given to any
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Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

Section 3.9.  Quorum and Voting.  At all meetings of the Board of Directors, the
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presence of one-third of the total number of Directors then in office (but not less than two Directors) shall constitute a quorum and shall be sufficient for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws.

Section 3.10.  Action Without a Meeting.  Any action required or permitted to be
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taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 3.11.  Compensation of Directors.  The Board of Directors may, by
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resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity or from receiving compensation therefor.


                                   ARTICLE IV
                                   ----------
                                   COMMITTEES
                                   ----------

Section 4.1.  Organization.  By resolution adopted by the Board of Directors,
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the Board may designate one or more committees, including an Executive
Committee. The Chairmen of such committees shall be elected by the Board of Directors. Each member of a committee shall be a Director and shall hold office at the pleasure of the Board. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to declare a dividend, authorize the issuance of stock, recommend to Stockholders any action requiring Stockholders' approval, amend these By-Laws, or approve any merger or share exchange which does not require Stockholder approval.

Section 4.2.  Executive Committee.  There may be an Executive Committee of two
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or more Directors appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Executive Committee shall consult with and advise the officers of the Corporation in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 4.3.  Other Committees.  The Board of Directors may appoint other
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committees which shall have such powers and perform such duties as may be delegated from time to time by the Board.

Section 4.4.  Proceedings and Quorum.  In the absence of an appropriate
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resolution of the Board of Directors, each committee may adopt such rules and regulations not inconsistent with law, the Articles of Incorporation or these By-Laws to govern its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.


                                   ARTICLE V
                                   ---------
                                    OFFICERS
                                    --------

Section 5.1.  General.  The officers of the Corporation shall be a President, a
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Secretary and a Treasurer, and may include one or more Vice Presidents,
Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 9 of this Article V. The Board of Directors may, but shall not be required to, elect a Chairman of the Board.

Section 5.2.  Election, Tenure and Qualifications.  The officers of the
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Corporation, except those appointed as provided in Section 9 of this Article V, shall be elected by the Board of Directors at its first annual meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corpor-ation except the offices of President and Vice President; however, a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. The Chairman of the Board shall be elected from among the Directors of the Corporation and may hold such office only as long as he continues to be a Director. No other officer need be a Director.

Section 5.3.  Removal and Resignation.  Whenever in the Board's judgment the
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best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 5.4.  Chairman of the Board.  The Chairman of the Board, if there be
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such an officer, shall preside at all Stockholders' meetings and at all meetings of the Board of Directors and shall be ex officio a member of all committees of
                                       -- -------
the Board of Directors. He shall have such powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 5.5.  President.  The President shall be the chief executive officer of
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the Corporation and, in the absence of the Chairman of the Board or if no
Chairman of the Board has been chosen, he shall preside at all Stockholders' meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs, and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 5.6.  Vice President.  The Board of Directors may from time to time
-----------   ----------------
elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 5.7.  Treasurer and Assistant Treasurers.  The Treasurer shall be the
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principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year he shall make and submit to the Board of Directors a like report for such financial year. He shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

Section 5.8.  Secretary and Assistant Secretaries.  The Secretary shall attend
-----------   -----------------------------------
to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the Stockholders and Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corpora-tion, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

     Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

Section 5.9.  Subordinate Officers.  The Board of Directors from time to time
-----------   ---------------------
may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Director may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authority and duties.

Section 5.10.  Remuneration.  The salaries or other compensation of the officers
------------   ------------
of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensa-tion of any subordinate officers or agents appointed in accordance with the provisions of Section 9 of this Article V.

Section 5.11.  Surety Bonds.  The Board of Directors may require any officer or
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agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.


                                   ARTICLE VI
                                   ----------
                                 CAPITAL STOCK
                                 --------------

Section 6.1.  Stock Ledgers.  The stock ledgers of the Corporation, containing
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the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or at the offices of the transfer agent of the Corporation.

Section 6.2.  Transfer Agents and Registrars.  The Board of Directors may from
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time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

Section 6.3.  Fixing of Record Date.  The Board of Directors may fix in advance
-----------   ---------------------
a date as a record date for the determination of the Stockholders entitled to notice of or to vote at Stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that (1) such record date shall be within 60 days prior to the date on which the particular action requiring such determination will be taken, (2) the transfer books shall not be closed for a period longer than 20 days, and (3) in the case of a meeting of Stockholders, the record date or any closing of the transfer books shall be at least 10 days before the date of the meeting.

Section 6.4.  Lost, Stolen or Destroyed Certificates.  Before issuing a new
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certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VII
                                  -----------
                           FISCAL YEAR AND ACCOUNTANT
                           ---------------------------

Section 7.1.  Fiscal Year.  The fiscal year of the Corporation shall be
----------    -----------
determined by resolution of the Board of Directors.

Section 7.2.  Accountant.  The Corporation shall employ an independent public
------------  ----------
accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the Stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any Stockholders' meeting called for that purpose.

     A majority of the members of the Board of Directors who are not interested persons (as such term is defined in the Investment Company Act of 1940, as amended) of the Corporation shall select the Accountant at any meeting held within 30 days before or after the beginning of the fiscal year of the Corporation or before the annual Stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual Stockholders' meeting. If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of Stockholders called for that purpose.

     Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not interested persons of the Corporation.


                                  ARTICLE VIII
                                  ------------
                             CUSTODY OF SECURITIES
                             ---------------------

Section 8.1.  Employment of Custodian.  All assets of the Corporation shall be
-----------   -----------------------
held by one or more custodian banks or trust companies meeting the requirements of the Investment Company Act of 1940, as amended, and having capital, surplus and undivided profits of at least $2,000,000 and may be registered in the name of the Corporation, or any such custodian, or a nominee of either of them. The terms of any custodian agreement shall be determined by the Board of Directors, which terms shall be in accordance with the provisions of the Investment Company Act of 1940, as amended.

     Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Corporation may direct a custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission, or otherwise in accordance with the Investment Company Act of 1940, as amended, pursuant to which system all securities of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Corporation, a custodian, or pursuant to an agreement between a custodian and a futures commission merchant to meet the margin requirements of a registered securities exchange or contract market and in accordance with the Investment Company Act of 1940, as amended.


                                   ARTICLE IX
                                   ----------
                         INDEMNIFICATION AND INSURANCE
                         ------------------------------

Section 9.1.  Indemnification of Officers, Directors, Employees and Agents.  The
-----------   -------------------------------------------------------------
Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding to the fullest extent permitted by law; provided that:


            (a)whether or not there is an adjudication of liability in such
               Proceeding, the Corporation shall not indemnify any person for any liability arising by reason of such person's willful misfea-sance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or under any contract or agreement with the Corporation ("disabling conduct"); and

            (b)the Corporation shall not indemnify any person unless:

               (1) the court or other body before which the Proceeding was brought (i) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (ii) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

               (2) absent such a decision, a reasonable determination is made, based upon a review of the facts, by (i) the vote of a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940 nor parties to the Proceeding, or
               (ii) if such quorum is not obtainable, or even if obtainable, if a majority of a quorum of Directors described in paragraph
               (b)(2)(i) above so directs, by independent legal counsel in a written opinion, that such person was not liable by reason of disabling conduct.

     Expenses (including attorneys' fees) incurred in defending a Proceeding will be paid by the Corporation in advance of the final disposition thereof upon an undertaking by such person to repay such expenses (unless it is ultimately determined that he is entitled to indemnification), if:

               (1) such person shall provide adequate security for his undertaking;

               (2) the Corporation shall be insured against losses arising by reason of such advance; or

               (3) a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940 nor parties to the Proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification

Section 9.2.  Insurance of Officers, Directors, Employees and Agents.  The
----------    ------------------------------------------------------
Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in or arising out of his position. However, in no event will the Corporation purchase insurance to indemnify any such person for any act for which the Corporation itself is not permitted to indemnify him.

                                   ARTICLE X
                                   ---------
                                   AMENDMENTS
                                   ----------

Section 10.1.  By Stockholders.  These By-Laws may be adopted, amended or
------------   ---------------
repealed by vote of the holders of a majority of the Corporation's stock, as defined in the Investment Company Act of 1940, at any annual or special meeting of the Stockholders at which a quorum is present or represented, provided that notice of the proposed amendment shall have been contained in the notice of the meeting.

Section 10.2.  By Directors.  The Directors may adopt, amend or repeal any By-
------------   ------------
Law by majority vote of all of the Directors in office at any regular meeting, or at any special meeting if notice of the proposed By-Law, amendment or repeal shall have been included in the notice of such meeting.

                   PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                   RESOLUTION ADOPTED BY BOARD OF DIRECTORS
                         AT JANUARY 20, 1995 MEETING

     WHEREAS, Maryland corporation law no longer requires Maryland corporations registered as investment companies under the Investment Company Act of 1940 to hold annual meetings of stockholders, and therefore there is no longer any statutory requirement that this Corporation hold annual meetings of stockholders;

     WHEREAS, the Board of Directors believes it advisable and in the best interests of the stockholders of the various Portfolios of this Corporation to reduce expenses by eliminating the holding of annual stockholder meetings;

     WHEREAS, the By-Laws of this Corporation presently contemplate the holding of annual meetings of stockholders and therefore must be amended to modify such provisions;

     WHEREAS, Maryland corporation law, Article ELEVENTH of the Corporation's Articles of Incorporation and Section 10.2 of the Corporation's By-Laws provide that the By-Laws of the Corporation may be amended by action of the Board of Directors;

     NOW, THEREFORE, IT IS RESOLVED, that Sections 2.2, 2.3, 3.3, 3.6 and 7.2 of the Corporation's By-Laws are hereby amended to read as follows:

          "Section 2.2.  Annual Meeting.  The annual meeting of the Stock-
           -----------   --------------
          holders of the Corporation shall be held on the last Wednesday of April of each year, at 3:00 p.m., or at such other date and time as may be fixed from time to time by the Board of Directors. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice except as otherwise provided by statute or in the Articles of Incorporation or these By-Laws. After the annual meeting of Stockholders to be held for the fiscal year of the Corporation ended December 31, 1994, the Corporation shall no longer be required to hold annual meetings of Stockholders, and thereafter will hold only special meetings of Stockholders called and held in accordance with the provisions of Maryland law, the Investment Company Act of 1940, the Corporation's Articles of Incorporation and these By-Laws."

          "Section 2.3.  Special Meetings.  Special Meetings of the
           -----------   ----------------
          Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by resolution of the Board of Directors or by the President. Special Meetings of the Stockholders shall be
                                                               -----
          called by the Secretary: (1) for the purpose of considering the removal of a Director from office upon the written request of Stockholders entitled to vote not less than 10% of all the votes entitled to be cast at such meeting, and the Corporation shall cooperate with and assist the Stockholders of record who notify the Corporation that they wish to communicate with the other Stockholders for the purpose of obtaining signatures to request such a meeting, all pursuant to and in accordance with Section 16(c) of the Investment Company Act of 1940, as amended; and (2) for any other purpose upon the written request of Stockholders entitled to vote not less than 25% of all of the votes entitled to be cast at such meeting. In either case, such request shall state the purpose(s) of such meeting and the matter(s) proposed to be acted upon, and the Corporation may condition the calling of the meeting on payment by the Stockholders of the reasonably estimated cost of preparing and mailing the notice of the meeting, in which case the Secretary shall determine and specify the estimated cost to such Stockholders. No special meeting shall be called upon the request of the Stockholders pursuant to clause (2) above if the purpose is to consider any matter which is substantially the same as a matter voted upon at any special meeting of the Stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting."

          "Section 3.3.  Election.  At any annual or special meeting of
           -----------   --------
          Stockholders called and held for the purpose of electing Directors pursuant to the requirements of the Investment Company Act of 1940, as amended, the Corporation's Articles of Incor-poration or these By-Laws, Directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon."

          "Section 3.6.  Annual and Regular Meetings.  The Board of
          ------------   ---------------------------
          Directors from time to time may provide by resolution for the holding of regular and annual meetings and fix their time and place within or outside the State of Maryland. At the annual meeting of the Board of Directors, the Board shall choose officers and transact other proper business for an annual meeting. Notice of such annual and regular meetings of the Board of Directors need not be in writing, provided that written notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided in Section 3.7 of this Article III for notice of special meetings of the Board of Directors. Except as provided by the Investment Company Act of 1940, as amended, members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting."

          "Section 7.2.  Accountant.  The Corporation shall employ an
          ------------   ----------
          independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Cor-poration and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the Stockholders of the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any meeting of the Stockholders' called for that purpose.

          A majority of the members of the Board of Directors who are not interested persons (as such term is defined in the Investment Company Act of 1940, as amended, and the Rules of the Securities and Exchange Commission promulgated thereunder) of the Corporation shall select the Accountant: (a) at any meeting held within 30 days before or 90 days after the beginning of the fiscal year of the Corporation for fiscal years during which no annual meeting of Stockholders is held; and (b) within 30 days before the annual meeting of Stockholders for any fiscal year in which an annual meeting of Stockholders is held. With respect to fiscal years during which an annual meeting of Stockholders is held, the Board's selection of the Accountant shall be submitted for ratification or rejection at such annual meeting of Stockholders. If the Stockholders shall reject the Board's selection of the Accountant at such meeting, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of Stockholders called for that purpose.

          Any vacancy occurring due to the resignation of the Accountant may be filled by the vote of a majority of the members of the Board of Directors who are not interested persons of the Corporation (as that term is defined in the Investment Company Act of 1940, as amended, and the Rules of the Securities and Exchange Commission promulgated thereunder)."


                   PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                   AMENDMENT TO SECTION 2.2 OF THE BY-LAWS


     RESOLVED, that Section 2.2 of the Corporation's By-Laws are hereby amended to read as follows:

          Section 2.2  Annual Meeting.  The annual meeting of the
          ------------ --------------
          Stockholders of the Corporation shall be held on the first Wednesday of May of each year, at 1:00 p.m., or at such other date and time as may be fixed from time to time by the Board of Directors. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice except as otherwise provided by statute or in the Articles of Incorporation or these By-Laws.